EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1 of our report dated February 5, 2015 relating to the consolidated financial statements of Nostalgia Family Brands, Inc. as of December 31, 2014 and 2013 and for the years then ended.

We also consent to the reference to our firm under the caption "Experts" in such registration statement.

Flushing, New York

February 17, 2016